Registration No. 333-142000
Registration No. 333-141999
Registration No. 333-103277
Registration No. 333-98537
Registration No. 333-74716
Registration No. 333-68821
Registration No. 333-59449
Registration No. 33-60608

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-142000
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-141999
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-103277
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-98537
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-74716
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-68821
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-59449
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-60608
Under
The Securities Act of 1933

Raymond James Financial, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	59-1517485 (IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, Florida 33716 (Address of Principal Executive Offices, Zip Code)

2007 Raymond James Financial, Inc. Stock Option Plan for Independent Contractors
2007 Raymond James Financial, Inc. Stock Bonus Plan
Raymond James Financial, Inc. Stock Option Plan for Key Management Personnel
Raymond James Financial, Inc. Incentive Stock Option Plan
Raymond James Financial, Inc. Restricted Stock Plan
Raymond James Financial, Inc. Stock Bonus Plan
1998 Employee Stock Purchase Plan
1992 Incentive Stock Option Plan
(Full title of the plan)

Paul M. Shoukry Chief Financial Officer and Treasurer 880 Carillon Parkway St. Petersburg, Florida 33716 (727) 567-1000 (Name, address and telephone number, including area code, of agent for service)	Please Send Copies of Communications To: Jonathan N. Santelli, Esq. Executive Vice President, General Counsel and Secretary 880 Carillon Parkway St. Petersburg, Florida 33716 (727) 567-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

These Post-Effective Amendments, filed by Raymond James Financial, Inc. (the “Registrant”), remove from registration all shares of Common Stock, $.01 par value (the “Shares”), registered under the following Registration Statements on Form S-8 filed by the Registrant (the “Registration Statements”) with the U.S. Securities and Exchange Commission pertaining to the registration of the Shares offered under certain employee benefit and equity compensation plans.

Registration No.	Name of Plan
333-142000	2007 Raymond James Financial, Inc. Stock Option Plan for Independent Contractors
333-141999	2007 Raymond James Financial, Inc. Stock Bonus Plan
333-103277	Raymond James Financial, Inc. Stock Option Plan for Key Management Personnel
333-98537	Raymond James Financial, Inc. Incentive Stock Option Plan
333-74716	Raymond James Financial, Inc. Restricted Stock Plan
Raymond James Financial, Inc. Stock Bonus Plan
333-68821	1998 Employee Stock Purchase Plan
333-59449	1992 Incentive Stock Option Plan
33-60608	1992 Incentive Stock Option Plan

In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any Shares which remain unsold at the termination of the offerings, the Registration Statements are hereby post-effectively amended, as appropriate, to reflect the deregistration of such Shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 identified herein to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on August 23, 2021.

RAYMOND JAMES FINANCIAL, INC.

By: /s/ PAUL M. SHOUKRY
Paul M. Shoukry
Chief Financial Officer and Treasurer (Principal Financial Officer)